Exhibit 99.1

PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt	Robert Milligan
Chief Financial Officer	Senior Vice President of Corporate Finance
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480.258.6637	480.998.3478
kelliepruitt@htareit.com	robertmilligan@htareit.com

Healthcare Trust of America, Inc. Announces Third Quarter Dividend

SCOTTSDALE, ARIZONA (August 1, 2013) – Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced today that its board of directors declared a cash dividend for the quarter ending September 30, 2013. The dividend will be paid on October 4, 2013 to stockholders of record on September 27, 2013. This dividend, in the amount of $0.14375 per share, represents an annualized rate of $0.575 per share and will be paid on all Class A and Class B shares. This represents an annualized yield of 5.3% based on the closing price of HTA’s Class A common stock on July 31, 2013.
The amount of dividends HTA pays to its stockholders is determined by HTA’s board of directors, at its discretion, and is dependent on a number of factors, including funds available for the payment of distributions, HTA’s financial condition, capital expenditure requirements and annual distribution requirements needed to maintain HTA’s status as a real estate investment trust under the Internal Revenue Code. HTA’s board of directors may reduce its dividend rate and HTA cannot guarantee the amount of dividends paid in the future, if any.
About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE:HTA), a publicly traded real estate investment trust, is a fully-integrated, leading owner of medical office buildings. HTA listed its shares of Class A common stock on the New York Stock Exchange on June 6, 2012. HTA is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are predominantly located on or aligned with campuses of nationally or regionally recognized healthcare systems in the U.S. Since its formation in 2006, HTA has built a portfolio of properties that totals approximately $2.7 billion based on purchase price and is comprised of approximately 12.9 million square feet of gross leasable area located in 27 states. It operates its properties through regional offices in Scottsdale, Charleston, Atlanta, and Indianapolis.
For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.
FORWARD-LOOKING LANGUAGE
This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth.

The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially and in adverse ways from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:
•  changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;
•  competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;
•  economic fluctuations in certain states in which HTA’s property investments are geographically concentrated;
•  retention of HTA’s senior management team;
•  financial stability and solvency of HTA’s tenants;
•  supply and demand for operating properties in the market areas in which HTA operates;
•  HTA’s ability to acquire real properties, and to successfully operate those properties once acquired;
•  changes in property taxes;
•  legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;
•  fluctuations in reimbursements from third party payors such as Medicare and Medicaid;
•  changes in interest rates;
•  the availability of capital and financing;
•  restrictive covenants in HTA’s credit facilities;
•  changes in HTA’s credit ratings;
•  HTA’s ability to remain qualified as a REIT; and
•  the risk factors set forth in HTA’s 2012 Annual Report on Form 10-K for the year ended December 31, 2012 and in HTA’s Quarterly Reports on Form 10-Q.
Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.

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